FINAL EXECUTION COPY
                   NOTE PURCHASE AGREEMENT
     Note Purchase Agreement dated as of March 5, 1998 by and between Alpharma Inc., a Delaware corporation, ("Alpharma") and A. L. Industrier AS, a Norwegian corporation, ("Industrier").

     WHEREAS Alpharma currently has two classes of authorized and issued common stock, consisting of Class A
Common Stock, $.20 par value  per share, (the "Class A
Stock") and Class B Common Stock, $.20 par value per share,
(the "Class B Stock"); and

     WHEREAS Industrier owns a majority of the outstanding
Class B  Stock  through  its wholly-owned subsidiary, Wangs
Fabrik  AS ("Wangs"); and

     WHEREAS   Alpharma  desires  to  strengthen  its
financial
position  and  support certain corporate strategies  through the offering  and issuance of Convertible Subordinated Notes
through investment   bankers  (the  "Initial  Purchasers")   to  certain
institutional  investors  and  other  qualified  purchasers
(the "Offering")   and  has  requested  Industrier  to
increase       its
investment   in   Alpharma  through  the  purchase   of
similar
Convertible Subordinated Notes; and

     WHEREAS the Board of Directors of Alpharma has approved the Offering of up to $115,000,000 principal amount of Convertible Subordinated Notes having the terms (except as inapplicable) described in the portion of the draft of Offering Memorandum attached as Appendix A hereto (the "A Notes") and the sale and issuance to Industrier of up to $68,000,000 principal amount of a Convertible Subordinated Note having substantially the same rights, terms and conditions as the A Notes and ranking pari passu with the A Notes but being automatically convertible into Class B Stock instead of Class A Stock upon the conversion of a minimum percentage of outstanding A Notes (the "B Note"); and

     WHEREAS   Industrier  has  agreed  to  make  an
additional
investment in Alpharma by subscribing for and purchasing a newly issued B Note on the terms set forth herein;

     NOW THEREFORE the parties agree as follows:

     1.   Subscription for B Note.  Industrier hereby
irrevocably
subscribes for and agrees to purchase from Alpharma, and Alpharma hereby agrees to issue and sell to Industrier (or if designated by Industrier, Wangs), (i) a B Note in the principal amount of $59,000,000 for an aggregate consideration of $59,000,000 (the "Base Subscription Consideration") and (ii) if the Initial Purchasers in the Offering exercise their overallotment option, an additional B Note (the "Overallotment Note") in the principal amount equal to the Overallotment Amount for an aggregate consideration equal to the sum of the Overallotment Amount plus accrued interest on such
Overallotment  Note  from  the  date interest  begins
accruing  on  such  Overallotment  Note.             The
Overallotment Amount shall equal the product (rounded to the nearest $100,000) of (x) the percentage derived by multiplying the principal amount of A Notes purchased by the Initial Purchasers pursuant to their
overallotment  option   by                           the
principal amount of the A Notes (excluding notes issued pursuant to the overallotment option) initially purchased by the Initial Purchasers in the Offering, multiplied by
(y) $59,000,000.                             For
example, if the Initial Purchasers purchase $100,000,000 A Notes in the Offering and then purchase $10,000,000 of A Notes pursuant to their overallotment option, the Overallotment Amount shall be $5,900,000. The form of B Notes shall be substantially the same as Appendix B hereto, with the interest rate, premium and automatic conversion price to be inserted being the same as the interest rate, premium and conversion price of the A Notes. Such terms of the A Notes shall be determined at the normal pricing in connection with the Offering of the A Notes.
     2. Payment of Subscription Consideration and Issuance of B
Notes.

          a.     Industrier  shall  pay  the  Base
Subscription Consideration by wire transfer to Alpharma's
account at such bank as Alpharma may designate in United
States funds on the same date that  the  A  Notes  are sold
by Alpharma in  the  Offering  (the "Payment  Date") and, if
specified by Alpharma, such funds  shall be   held   in
escrow  pursuant  to  the  terms  of  a  mutually
satisfactory escrow agreement until, and subject to, the
approval required  by  the  rules of the New York Stock
Exchange  for  the issuance of the B Notes pursuant to this
Agreement.  Upon receipt of  the Base Subscription
Consideration, Alpharma shall issue and deliver  to
Industrier  a  B Note in  the  principal  amount  of
$59,000,000 in the name of Industrier (or Wangs) or, if
Alpharma has  requested  payment into escrow as aforesaid,
shall  deliver such B Note into such escrow.
          b.    Industrier  shall pay the consideration  for
the Overallotment Note by wire transfer to Alpharma's
account at such bank as Alpharma may designate in United
States funds on the same date  that  the  A  Notes are sold
pursuant to the  overallotment option;  provided that
Alpharma shall notify Industrier  promptly upon  receiving
notice that the overallotment option with respect to  the A
Notes has been exercised and further provided that such
funds  shall  be held in the aforementioned escrow  if  the
Base Subscription  Consideration is then held in  such
escrow.   Upon receipt  of such consideration, Alpharma
shall issue and  deliver the Overallotment Note to
Industrier or, if such consideration is held  in escrow,
shall deliver such Overallotment Note into  such escrow.
          c.    The B Notes shall contain appropriate
legends  to reflect  applicable securities law limitations
and  the  existing Control Agreement, as amended, between
Industrier and Alpharma.
     3.   Conditions to Purchase of B Note.
          a.    The  obligation of Industrier to purchase
the  B Notes as herein provided is subject only to the
conditions (which may be waived by Industrier) that (i)
Industrier shall receive  a written legal opinion of
Kirkland & Ellis dated as of the Payment Date  stating  that
(A) the B Notes has been properly  authorized and  will,
when issued in accordance herewith, be duly issued and
enforceable  in accordance with its terms and (B) the
shares  of Class  B  Stock, when issued upon automatic
conversion of  the  B Notes,  will be properly authorized
and validly issued shares  of Class  B  Stock, with the
rights, privileges and limitations  set forth in Alpharma's
Certificate of Incorporation, as amended; and (ii)  that the
A Notes were issued and sold by Alpharma  pursuant to the
Offering.
          b.   The obligation of Alpharma to issue the B
Notes as herein  provided is subject only to the conditions
(which may  be waived  by  Alpharma) that (i) the A Notes
have been  issued  and sold  by Alpharma pursuant to the
Offering; and (ii) the issuance
and sale of the B Notes to Industrier shall have been
approved by the  stockholders of Alpharma if required in
accordance with  the rules  of  the  New York Stock
Exchange.  Alpharma will  use  its reasonable best efforts
to cause all conditions in this paragraph 3b to be
fulfilled.
     4.   Representations, Warranties and Consents     .
          a.    Industrier represents and warrants  that  it
has
received   all  information  which  it  has  requested
regarding
financial, operational, personnel and other developments
relating to  Alpharma, including copies of Alpharma's report on form  10-K for  1996,
its draft form 10-K for 1997 (with audited  financial
statements  for  1997), its reports on form 10-Q for  the
fiscal
quarters  ended March 31, 1997, June 30, 1997 and  September
30, 1997,  and
information  regarding recent  discussions  regarding
possible   acquisitions   and   other   corporate
developments.
Industrier  acknowledges that its subscription  the  for  B
Note
hereunder is unconditional and irrevocable (except as
provided in section  3a  above) and shall not be affected in any way  by  any financial,
operational, personnel or other development  (whether
favorable  or  unfavorable) affecting or  threatening  to
affect Alpharma.                                              Industrier
further   acknowledges   that                       certain
information   provided  to  Industrier  regarding   Alpharma   is
confidential  and  that  through certain common  officers
and/or directors  Industrier has received or may in the
future  receive confidential  information  relating to
Alpharma,  and  Industrier hereby  agrees to keep all such
information confidential  and                             to
use reasonable effort to cause each officer, director and employee of Industrier to keep such information confidential.

          b.    Industrier represents and warrants that (i)
this
Agreement  has  been duly authorized, executed and
delivered  on
behalf  of  Industrier  and is a valid and binding
agreement  of
Industrier,  enforceable in accordance with its terms,  and
(ii) Industrier (or Wangs) will acquire the B Notes for investment and without any intent to distribute or resell
any of the B Notes                                        or
the  Class  B  Stock  into which the B Notes  may  be
converted.
Industrier hereby agrees that the B Notes (and the Class B Stock into which the B Notes may be converted) are subject in all respects to the Control Agreement, as amended, between Industrier and Alpharma, provided that the B Notes may be pledged in whole or part on the same basis
that shares of Class B Stock  may                         be
pledged  under the Control Agreement so long as the total
number of  shares                                         of
Class B Stock that are pledged and the  number            of
shares  of  Class B Stock into which any pledged B Notes
may        be
converted shall not aggregate more than 49.9% of the total of the number of shares of Class B Stock outstanding plus the number of shares of Class B Stock into which the B Notes may be converted. Industrier further agrees not to sell or transfer
the B Notes     or
any shares of Class B Stock issuable on conversion thereof except in compliance with United States securities laws.

          c.    Alpharma  represents and warrants that  (i)
this
Agreement  has  been duly authorized, executed and
delivered  on
behalf  of  Alpharma  and  is a valid and  binding
agreement  of
Alpharma,  enforceable in accordance with its terms; (ii)
the  B Notes  have  been  properly authorized and, when
issued  pursuant hereto,  will  be duly issued and
enforceable in accordance  with their terms; (iii) the
shares of Class B Stock, when issued upon conversion of the B Notes, will be properly authorized and validly  issued  shares  of  Class  B  Stock,  with  the
rights, privileges and limitations set forth in Alpharma's
Certificate of Incorporation, as amended; and (iv) the
execution and delivery of this Agreement by Alpharma and its performance of its obligations hereunder  will not breach,
violate or cause a default under  any
agreement or commitment binding on Alpharma or Alpharma's
Bylaws or Certificate of Incorporation as amended.
     5.   Right to Exchange B Note.
          a.    Alpharma  agrees that Industrier shall  have
the right,  exercisable at any time after October 31, 1999,
upon  not less  than ten days prior written notice to
Alpharma, to exchange all or part of the B Notes for a like
principal amount of A Notes (with  interest  payment terms
such that the  aggregate  interest payments  under the B
Notes and A Notes shall not be enlarged  or diminished for
any period during which such exchange takes place) which  A
Notes shall be issued pursuant to and governed  by  the
indenture  governing the A Notes issued pursuant to the
Offering and  such  A Notes shall continue to be subject to
all securities law transfer restrictions applicable to the B
Notes until such  A Notes  have been effectively registered
under the Securities  Act of 1933 pursuant to the
registration rights agreement referred to in paragraph 6 of
this Agreement.
          b.    Industrier  agrees that its right to  cause
such exchange of B Notes for A Notes shall only be exercised for  the purpose  and  with  the intention of transferring
such  A  Notes promptly after   the
exchange  to  one  or  more   transferees
unaffiliated with Industrier and Alpharma and that, pending
such transfer, any A Notes held by Industrier shall not be
convertible in  Class  A  Stock  at  the  holder's
discretion  but  shall  be automatically  converted into
Class A Stock upon the  same  event and  at  the same time
as the B Notes for which such A Notes  had been   exchanged
shall   have  been  automatically   converted. Following
such transfer to an unaffiliated transferee, the A Notes shall be convertible at the discretion of the holder in the same manner and with the same effect as other A Notes issued under the Indenture. Alpharma agrees to use its reasonable best efforts to cause the Class A Notes issued in exchange for the B Notes (and the Class A Stock issuable upon conversion thereof) to be listed on the New York
Stock Exchange as promptly as practicable after receiving a request for registration pursuant to paragraph
6 of this Agreement.

     6.    Registration Rights.  Alpharma agrees that
Industrier
(or Wangs) as holder of the B Notes shall be entitled to cause Alpharma at any time after November 1, 1999 to register under the Securities Act of 1933, as amended, any of the A Notes received by Industrier or its subsidiaries upon any exchange provided for in paragraph 5 hereof (or any Class A Stock into which such A Notes are convertible). Such registration rights shall be set forth in a mutually agreeable registration rights agreement which
provides   for  :  (i)  one  demand  registration  of  at
least
$30,000,000  of  securities;  (ii) payment  by  Alpharma  of
all reasonable   expenses  except  underwriting
commissions;   (iii) Alpharma's  right to defer registration
for up to six months  for good   corporate  purposes;  (iv)
the  selection   of
mutually
acceptable   managing  underwriters;  (v)  unlimited   piggy-
back registration if acceptable to the managing underwriters and not adverse to Alpharma's interest; (vi) non-transferability of the registration rights and (vii) such
other terms and conditions  as are   customary   in
private  placement   registration   rights agreements.
The   registration  rights  agreement   shall   be
consistent with the registration rights agreement referred to in the Stock Subscription Agreement dated February 10, 1997, and shall be prepared and agreed to as promptly as practicable.

     7.   Miscellaneous

          a.    No  Third  Party Beneficiaries.   This
Agreement
shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.
          b. Entire Agreement. This Agreement (including the appendices hereto and documents referred to herein) constitutes the entire agreement between the parties with respect to the B Notes and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          c. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party; provided, however, that the Buyer may assign any or all of its rights and interests (but not its obligations) hereunder to Wangs.

          d.    Counterparts.  This Agreement may be
executed  in
one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          e. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of this State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          f. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each party hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.


                            * * *


          IN WITNESS WHEREOF, the parties hereto have executed
                              this Note Purchase Agreement

                              as of the date first above

                              written. ALPHARMA INC.



                             By:

                            Its:


                              A. L. INDUSTRIER AS

                             By:

                            Its:
Appendix B to Note Purchase Agreement
dated as of March 5, 1998
                        ALPHARMA INC.
[Restrictive Legend Regarding Securities Laws and Control
Agreem ent]
     % CONVERTIBLE (CLASS B) SUBORDINATED NOTE DUE 2005


     ALPHARMA INC., a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to A.L. INDUSTRIER A.S. or assigns, the principal sum of ______ Million Dollars ($__,000,000) on _______________ ,
2005, and to pay interest thereon as provided below, until the principal hereof is paid or duly provided for. The right to payment of principal, premium and interest is subordinated to the rights of Senior Indebtedness as set forth in the Indenture referred to below.
The principal hereof may be automatically converted into shares of Class B Common Stock, $.20 par value per share ("Class B Stock"), of the Company as provided below.

     1.   Interest.  The Company promises to pay
interest on the principal amount of this Note at the rate of _____% per annum.. The Company will pay interest semi-annually on March __ and September __ of each year commencing September __, 1998. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of this Note. Interest will be computed on the basis of a 360-day year of twelve
30-day months.

    2.   Method of Payment.  The Company will pay
                     interest on
this Note to the holder hereof at the close of business on the applicable interest payment date.
The Holder of this Note  must
surrender this Note to the Company to collect principal payments. The Company will pay principal, premium if any, and interest at the principal executive office of the Company in the United States in money of the United States that at the time of payment is legal tender for payment of public and private debts.
However, the Company may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to a Holder's address in the records of the Company or by other means acceptable to the Holder.

   3.   Indenture.  Reference is hereby made to an
                      Indenture
dated as of March __, 1998 (the "Indenture") between the Company and the _____________________, as Trustee which governs certain convertible subordinated notes having terms substantially the same as this Note but which are convertible at the holder's discretion into Class A Common Stock of the Company (such stock referred to as "Class A Stock" and such notes as "Class A Notes"). Terms used herein or used in defined terms herein, including "Senior
Indebtedness", "Indebtedness" and "Change of
Control", which are defined in the Indenture have the meanings assigned to them in the Indenture (unless the context otherwise requires). Reference is hereby also made to the Note Purchase Agreement dated as of March 5, 1998, between the Company and A.L.
Industrier A.S. (the "Note Purchase Agreement").

4.   Optional Redemption.  This Note may be redeemed
                         for
cash on at least 30 and not more than 60 days notice
at the option of the Company on or after March __,
2001 in whole at any time or in part from time to
time, at the redemption prices (expressed as
percentages of principal amount) set forth below,
plus accrued interest, if any, to the redemption
date; provided that this Note may not be redeemed in
whole or part unless the
Company has duly called the Class A Notes for
redemption in accordance with the Indenture on a
redemption date at least five business days earlier
than the redemption date applicable to the Note.  The
redemption date shall be determined by the Company.
          The redemption price (expressed as a
percentage of principal amount) for the portion of
this Note redeemed on and after 2001 and prior to
___________, 2002 is ___% and the redemption prices
(expressed as percentages of principal amount) are as
follows for the twelve-month period beginning
____________:
           Year                Percentage
               2002
               2003
               2004
               2005

5.   Notice of Redemption.  Notice of redemption will
                         be
mailed at least 30 days but not more than 60 days before the redemption date to the Holder of this Note at its address on the records of the Company. From and after the redemption date interest ceases to accrue on this Note or portions thereof called for redemption. A call of this Note for redemption shall not affect or limit any automatic conversion that occurs on or prior to the redemption date under paragraph 7 hereof.

     6.   Repurchase at Option of Holder.  In the
event of a
Change in Control with respect to the Company, then the Holder of this Note shall have the right, at the Holder's option, subject to the rights of the holders of Senior Indebtedness, to require the Company to repurchase this Note or any portion thereof which is $1,000 or any integral multiple thereof on a business day (the "Repurchase Date") that is no later than 90 days after the date of such Change in Control, unless otherwise required by applicable law, at a price equal to 100% of principal amount of the Note, plus accrued and unpaid interest to the Repurchase Date.

          Within 30 days after the occurrence of the Change in Control, the Company will give notice of the occurrence of such Change in Control to the Holder hereof. Such notice shall include, among other things, the date by which Holder must notify the Company of such Holder's intention to exercise the repurchase option and of the procedure which such Holder must follow to exercise such right. Exercise of the repurchase option by the Holder hereof will be revocable at any time prior to the close of business on or prior to the Repurchase Date, and the Holder who submits this Note will be subject to automatic conversion of this Note into Class B Common Stock as herein provided prior to close of business on the Repurchase Date.

     7.   Automatic Conversion.  The principal of
this Note will
automatically convert into shares of Class B Stock without any act required on the part of the holder hereof on the close of business on the date (the
"Conversion Date") which is the later of (i) March
__, 2001, or (ii) the Conversion Event Date.  The
Conversion Event Date shall be the first business day following the occurrence of Conversion Event. A
Conversion Event shall mean the conversion of one or more Class A Notes so that at least 75% in principal amount of the Class A Notes originally issued under the Indenture in the Offering (defined in the Note
Purchase Agreement), including any Class A Notes issued upon exercise of the overallotment option, shall have been converted (whether on or before the date of such occurrence) by the holders thereof into shares of Class A Stock of the Company. The conversion price is $____ per share, subject to adjustment in certain events as provided herein. To determine the number of shares of Class B Stock issuable upon automatic conversion of this Note, divide the principal amount hereof by the conversion price in effect on the conversion date and round the result to the nearest 1/100th share. The Company will deliver a check in lieu of any fractional share.
On conversion no payment or adjustment for interest accrued on this Note will be made. The conversion price and the number of shares of Class B Stock into which the Note is convertible shall be adjusted in the same manner and at the same time as the Class A
Notes are or would be adjusted pursuant to Article
Ten of the Indenture so that the conversion price under this Note is at all times the same as the conversion price then applicable to the Class A Notes
(or if the Class A Notes are no longer outstanding on the Conversion Date, the same as the conversion price applicable to the Class A Notes would have been if they had been outstanding on such Conversion Date).
The Company shall promptly give the Holder written notice of any adjustment in the conversion price.

          Such conversion as set forth in the
preceding paragraph shall be automatic on the Conversion Date specified if a Conversion Event Date has occurred and from and after the Conversion Date this Note shall be deemed to be no longer outstanding and shall represent the number of shares of Class B
Stock into which this Note was converted on such Conversion Date. To receive stock certificates for Class B Stock upon automatic conversion of this Note, the Holder must surrender this Note to the Company, attention Treasurer, at its principal executive office in the United States.

          Notwithstanding any other provision of this Note, this Note shall become convertible at the option of the Holder into shares of Class B Stock in the same manner, at the same conversion price (as from time to time adjusted) and with the same effect as provided in Article Ten of the Indenture with respect to Class A Stock issuable on conversion of Class A Notes if and only if the Holder shall be an assignee of the original Holder of this Note and such assignee is not an affiliate of the Company.

          Except as provided in the preceding
paragraph with respect to an assignee who is not an affiliate, this Note shall not be converted unless a Conversion Event shall have occurred.

     8. Subordination. This Note is subordinated in right of payment, in the same manner and to the same extent as is set forth in the Indenture with respect to the Class A Notes, to the prior payment in full of all Senior Indebtedness. The obligations of the Company under this Note shall not constitute Senior
Indebtedness under the Indenture nor shall the obligations of the Company under the Class A Notes constitute Senior Indebtedness under this Note. The obligations of the Company under this Note shall rank pari passu with the Company's obligations under the Class A Notes. The Holder by accepting this Note agrees to such subordination and authorizes the Company or any agent therefor to give it effect. To the extent necessary to give effect to this paragraph
8, the provisions of Article Twelve of the Indenture are hereby incorporated by reference but with references to the Class A Notes referring to this Note.

     9.   Transfer and Exchange; Division of Note.
Any transfer
or assignment of this Note is subject to the limitations and restrictions set forth in the Note
Purchase Agreement.  The Company may require the
Holder, among other things, to furnish
appropriate evidence of compliance with such limitations and restrictions. The Holder may exchange this Note after October 31, 1999 for a like principal amount of Class A Notes as set forth in the Note Purchase Agreement and subject to the limitations set forth therein. No service charge shall be made for any transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company need not exchange or transfer this Note if it has been called for redemption in whole or in part.
          At the Holder's request made at any time the Company will divide this Note into two or more
Notes having in the aggregate the same principal amount as this Note, each such Note to be of like tenor as this Note and to bear such legends as are borne by this Note. To effect such division the Holder shall deliver this Note to the Company with its written request for dividing this Note; provided that such right to divide this Note shall not limit or affect the limitations on transfer referred to in the Note Purchase Agreement or this paragraph 9.
     10. Merger or Consolidation. The Company shall not consolidate with, or merge into, or transfer or lease all or substantially all of its assets to, any person unless, among other things, the person is organized under the laws of the United States or consents to submit to the jurisdiction of any new
York State or Federal court sitting in the City of New York, such person assumes by written agreement all the obligations of the Company under this Note and after giving effect to the transaction no Default or Event of Default exists.
          Notwithstanding the foregoing, any
subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company or any other subsidiary or subsidiaries of the Company.
     11. Defaults and Remedies. An Event of Default is: default for 30 days in payment of interest on this Note; default in payment of principal on the Note when due; failure by the Company for 60 days after notice to it to comply with any of its agreements in this Note, in the Note Purchase
Agreement or in the Indenture; default by the Company causing acceleration of an aggregate amount of at least $10,000,000 of Indebtedness of the Company for borrowed money under any mortgage, indenture or instrument under which such Indebtedness is issued or by which such Indebtedness is secured or evidenced unless within 60 days such acceleration is rescinded or waived or such Indebtedness is discharged by the Company; and any event of bankruptcy or insolvency which would constitute an Event of Default under the Indenture. If any Event of Default occurs and is continuing, the Holder hereof may declare all this Note to be due and payable immediately and upon such declaration all principal, premium, if any, and accrued and unpaid interest shall immediately become due and payable.
     12.  No Recourse Against Others.  No past,
present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of such obligations or their creation.
Each Holder by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.
     THE COMPANY WILL FURNISH TO THE HOLDER HEREOF
UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE
INDENTURE.  REQUESTS MAY
BE MADE TO:
                    ALPHARMA INC.
              ONE EXECUTIVE DRIVE
                    FOR LEE, NEW JERSEY 07024
             ATTENTION: TREASURER


                           * * * * *
          IN WITNESS WHEREOF, ALPHARMA INC. has
caused this instrument to be duly signed under its corporate seal.

[SEAL]                        ALPHARMA INC.
                              By:
                                   [Title]
                              By: